Exhibit (d)(2)

AMENDED AND RESTATED

SCHEDULE A

(as of September 27, 2013)

BMO Funds

Portfolio	Effective Date	Initial Term

BMO Low Volatility Equity Fund	September 27, 2012	August 31, 2013

BMO Large-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Dividend Income Fund	December 29, 2011	August 31, 2012

BMO Large-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Pyrford International Stock Fund	December 29, 2011	August 31, 2012

BMO Lloyd George Emerging Markets Equity Fund	October 6, 2011	August 31, 2012

BMO Pyrford Global Strategic Return Fund	December 29, 2011	August 31, 2012

BMO Ultra Short Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Short Tax-Free Fund	September 27, 2012	August 31, 2013

BMO Short-Term Income Fund	October 6, 2011	August 31, 2012

BMO Short-Intermediate Bond Fund	October 6, 2011	August 31, 2012

BMO Intermediate Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Government Income Fund	October 6, 2011	August 31, 2012

BMO TCH Corporate Income Fund	October 6, 2011	August 31, 2012

BMO TCH Core Plus Bond Fund	October 6, 2011	August 31, 2012

BMO Monegy High Yield Bond Fund	December 29, 2011	August 31, 2012

BMO TCH Emerging Markets Bond Fund	September 27, 2012	August 31, 2013

BMO Government Money Market Fund	October 6, 2011	August 31, 2012

BMO Tax-Free Money Market Fund	October 6, 2011	August 31, 2012

BMO Prime Money Market Fund	October 6, 2011	August 31, 2012

BMO Target Retirement 2010 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2020 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2030 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2040 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2050 Fund	August 29, 2013	August 29, 2015

BMO Micro-Cap Fund	September 30, 2013	September 30, 2015

BMO Global Low Volatility Equity Fund	September 30, 2013	September 30, 2015

AMENDED AND RESTATED SCHEDULE B

For all services rendered by the Adviser pursuant to the Agreement, each Portfolio of the Fund shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered, an annual investment advisory fee calculated by applying the applicable annual rate to the average daily net assets of the Portfolio as set forth below.

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $500 million	on the next $200 million	on the next $100 million	in excess of $800 million
BMO Low Volatility Equity Fund	0.50%	0.49%	0.45%	0.40%
BMO Large-Cap Value Fund	0.75%	0.74%	0.70%	0.65%
BMO Dividend Income Fund	0.50%	0.49%	0.45%	0.40%
BMO Large-Cap Growth Fund	0.75%	0.74%	0.70%	0.65%
BMO Mid-Cap Value Fund	0.75%	0.74%	0.70%	0.65%
BMO Mid-Cap Growth Fund	0.75%	0.74%	0.70%	0.65%
BMO Small-Cap Value Fund	0.75%	0.75%	0.75%	0.75%
BMO Small-Cap Growth Fund	1.00%	1.00%	1.00%	1.00%
BMO Pyrford International Stock Fund	0.80%	0.79%	0.75%	0.70%
BMO Lloyd George Emerging Markets Equity Fund	0.90%	0.89%	0.85%	0.80%
BMO Pyrford Global Strategic Return Fund	0.80%	0.79%	0.75%	0.70%
BMO Ultra Short Tax-Free Fund	0.20%	0.19%	0.10%	0.10%
BMO Short Tax-Free Fund	0.25%	0.24%	0.15%	0.15%
BMO Short-Term Income Fund	0.20%	0.19%	0.10%	0.10%
BMO Short-Intermediate Bond Fund	0.40%	0.39%	0.30%	0.25%
BMO Intermediate Tax-Free Fund	0.30%	0.29%	0.20%	0.15%
BMO Government Income Fund	0.40%	0.39%	0.30%	0.25%
BMO TCH Corporate Income Fund	0.25%	0.24%	0.15%	0.10%
BMO TCH Core Plus Bond Fund	0.25%	0.24%	0.15%	0.10%
BMO Monegy High Yield Bond Fund	0.50%	0.50%	0.50%	0.50%
BMO TCH Emerging Markets Bond Fund	0.60%	0.59%	0.55%	0.55%
BMO Micro-Cap Fund	0.90%	0.90%	0.90%	0.90%
BMO Global Low Volatility Equity Fund	0.65%	0.64%	0.60%	0.55%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $2 billion	on the next $2 billion	on the next $2 billion	on the next $2 billion	in excess of $8 billion
BMO Government Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Tax-Free Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%

The investment advisory fee shall accrue daily at the rate of 1/365th of the applicable annual rate applied to the daily net assets of the Portfolio. The investment advisory fee so accrued shall be paid to the Adviser monthly.

No investment advisory fee shall be payable to the Adviser with respect to the following portfolios of the Fund:

Portfolio
BMO Target Retirement 2010 Fund
BMO Target Retirement 2020 Fund
BMO Target Retirement 2030 Fund
BMO Target Retirement 2040 Fund
BMO Target Retirement 2050 Fund

Effective this          day of                 , 2013.

BMO Funds, Inc.	BMO Asset Management Corp.

By:	By:

Name:	John M. Blaser	Name:
Title:	President	Title: